CNL Strategic Capital, LLC S-1

Exhibit 10.5

Dated as of February 7, 2018

CNL STRATEGIC CAPITAL MANAGEMENT, LLC

and

LEVINE LEICHTMAN Strategic Capital, llc

AMENDED AND RESTATED

SUB-ADMINISTRATION AGREEMENT

THIS AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT (this “Agreement”), is entered into as of the 7th day of February 2018, effective as of the date provided for herein, by and among CNL STRATEGIC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Administrator”), LEVINE LEICHTMAN STRATEGIC CAPITAL, LLC, a Delaware limited liability company (the “Sub-Administrator”) and CNL Strategic Capital, LLC, a newly organized Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Company intends to acquire assets permitted by the terms of its limited liability company agreement (the “LLC Agreement”) and in accordance with the business strategies, policies and restrictions that are (a) set forth in the Company’s Confidential Offering Memorandum dated June 30, 2017, as amended and/or supplemented from time to time (the “Offering Memorandum”), (b) set forth in the Company’s Registration Statement on Form S-1 ( (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission, as amended from time to time, and (c) as otherwise approved or implemented by the Board (as hereinafter defined);

WHEREAS, the Administrator entered into an Administrative Services Agreement with the Company, dated as of even date herewith (together with any amendments thereto and/or any successor agreement, the “Administrative Services Agreement”) to provide various services for the Company and its subsidiaries as set forth therein;

WHEREAS, the Administrative Services Agreement permits the Administrator, subject to the terms and conditions thereof and the supervision and the direction of the Company’s board of directors (the “Board”), to delegate certain of its duties thereunder to other administrators;

WHEREAS, the Company and the Sub-Administrator have previously entered into a Sub-Administration Agreement dated as of June 30, 2017, and the parties now wish to amend and restate such Sub-Administration Agreement in its entirety by entering into this Agreement;

WHEREAS, the Company and the Administrator wishes to enter into this Agreement with the Sub-Administrator to secure assistance of the Sub-Administrator in performing certain of the Administrator’s duties under the Administrative Services Agreement; and

WHEREAS, the Sub-Administrator is willing to undertake to render such services to the Administrator and the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.           Duties of the Sub-Administrator.

(a)          Retention of Sub-Administrator. The Administrator hereby retains the Sub-Administrator to assist the Company and the Administrator in connection with the performance of the Administrator’s duties under the Administrative Services Agreement on the terms and conditions and for the period set forth in this Agreement.

(b)          The Sub-Administrator shall be subject to review and oversight by the Administrator to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company’s shareholders and that the expenses incurred are reasonable in light of the business objectives of the Company, for the period and upon the terms herein set forth and as follows:

(i)        the business strategies, policies and restrictions that (x) are set forth in the Offering Memorandum and (y) are contemplated by the Registration Statement;

(ii)       all applicable federal and state laws, rules and regulations, and the Company’s certificate of formation and limited liability company agreement, in each case as may be amended from time to time; and

(iii)      such business policies and directives as the Company may from time to time establish or issue and communicate to the Administrator and the Sub-Administrator in writing.

(c)          Services. Without limiting the generality of the foregoing, the Sub-Administrator, subject to the oversight of the Administrator, shall provide administrative services to the Company on behalf of the Administrator, including, but not limited to, all services provided for in the Approved Budget (as such term is defined in the Administrative Services Agreement), assistance with general ledger accounting and fund accounting, assistance with taxes and tax filings, maintenance of required financial records, assisting the Company in publishing its net asset value, fund communication support, including access to Sub-Administrator personnel, diligence, reporting information to the Administrator and generally overseeing the performance of administrative and professional services rendered to the Company by others, to the extent applicable, portfolio level transfer, finance administration and back office funding mechanics, portfolio level accounting and reporting, Schedule K-1 assistance, coordination, information and services, and any other services approved by the Administrator.

(d)          Power and Authority. To facilitate the Sub-Administrator’s performance of these duties, but subject to the restrictions contained herein, the Administrator, on behalf of the Company, hereby delegates to the Sub-Administrator, and the Sub-Administrator hereby accepts, the power and authority on behalf of the Company and its subsidiaries to effectuate its decisions relating to the administration of the Company. The Administrator, on behalf of the Company, but subject to the restrictions contained herein, also grants to the Sub-Administrator power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Administrator reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.

(e)          Acceptance of Appointment. The Sub-Administrator hereby accepts such appointment and agrees during the term hereof to render the services described herein for the consideration provided herein, subject to the limitations contained herein.

(f)           Record Retention; Reports. Each of the Administrator and the Sub-Administrator shall maintain appropriate records of all of its respective activities related to the Company and make such records available for inspection by the Administrator or the Sub-Administrator, as applicable, auditors and authorized agents of the Administrator and the Sub-Administrator, as applicable, at any time or from time to time during normal business hours. The Sub-Administrator agrees that all records that it maintains pursuant to this Agreement are property of the Company and shall surrender promptly to the Company any such records upon the Administrator’s and/or the Company’s request and upon termination of this Agreement pursuant to Section 11, provided that the Sub-Administrator may retain copies of such records subject to observance of its confidentiality obligations under this Agreement. The Administrator shall (i) provide the Sub-Administrator such records as are reasonably necessary for the Sub-Administrator to maintain the necessary back-up for purposes of establishing its track record, and (ii) make reports to the Sub-Administrator regarding the Administrator’s performance of services to the Company under the terms of the Administration Agreement.

(g)          Independent Contractor Status. The Sub-Administrator shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Administrator or the Company in any way or otherwise be deemed an agent of the Administrator or the Company.

(h)          Fiduciary Duty. The Sub-Administrator shall be subject to the same fiduciary duties imposed on the Administrator pursuant to the Administrative Services Agreement.

2.            Confidentiality.

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed to any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation. Further, the foregoing shall not restrict the Sub-Administrator from the use of any applicable information in connection with its assessment of the fair value of assets held by both the Company and another client of the Sub-Administrator or its affiliates.

3.            Limitations on Activities.

The Sub-Administrator shall have no liability for acting in accordance with the instructions of the Administrator or the Company pursuant to this Agreement or any other agreement entered into with the Administrator. Notwithstanding the foregoing, (i) the stockholders, directors, officers, members, partners and employees of the Sub-Administrator’s affiliates shall not be liable to the Company or the Administrator for any act or omission by the Sub-Administrator, its managing member, members, officers, partners or employees, or the stockholders, directors, officers or employees of the Sub-Administrator’s affiliates, and (ii) the stockholders, directors, officers, members and employees of the Administrator’s affiliates shall not be liable to the Sub- Administrator for any act or omission by the Administrator, its managing member, members, officers, or employees, or the stockholders, directors, officers or employees of the Administrator’s affiliates

4.             Approved Budget.

The Sub-Administrator shall use commercially reasonable efforts to prepare, prior to each fiscal year end of the Company, an estimated budget that includes anticipated third-party costs and expenses related to the services to be provided by the Sub-Administrator hereunder in such form and substance as shall be requested by the Administrator to be included in the Approved Budget (as defined in the Administrative Services Agreement). The Administrator acknowledges that this estimated budget is for reporting purposes only and the Company shall remain obligated to reimburse the Sub-Administrator, subject to the limitations below, for any third-party costs and expenses which may exceed the initial or any Approved Budget as approved by the Board. The Sub-Administrator shall obtain approval from the Administrator prior to incurring any material expense not otherwise specified in the Approved Budget. For purposes of this section, “material expense” shall mean any expense which individually or as a series of related expenses, exceeds $250,000 or 5%, whichever is greater, of the Approved Budget.

5.             No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses.

(a)            In full consideration for the provision of the services provided by the Sub-Administrator pursuant to Section 1(c) of this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided. As consideration for the provision of the Services under this Agreement, the Company pay third-parties directly or reimburse the Sub-Administrator the fees and expenses of third parties for services provided to the Company. The Sub-Administrator shall not be reimbursed for administrative services performed by it for the benefit of the Company.

(b)           Such reimbursement shall be made in cash to the Sub-Administrator by the Company within 30 calendar days following the Administrator’s delivery to the Company of the Reimbursement Statement (as defined in the Management Agreement) therefor.

6.             Instructions and Advice.

At any time, the Sub-Administrator may apply to any officer of the Company or the Administrator or his or her designee for instructions and may consult with its own legal counsel or outside counsel for the Company or the independent accountants for the Company at the expense of the Company, with respect to any matter arising in connection with the services to be rendered by the Sub-Administrator hereunder.

7.             Relationship of Sub-Administrator, Administrator and Company.

The Administrator and the Sub-Administrator are not partners or joint venturers with each other or with the Company, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them.

8.             Third Party Beneficiaries.

Except for the Company (with respect to Sections 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 13, 17, 18, 21 and 22) and any Indemnified Parties (as defined below), the Company and such Indemnified Parties each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein shall give or be construed to give any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

9.             Indemnification

(a)           Indemnification. The Sub-Administrator (and its respective officers, managers, partners, members, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Administrator) shall not be liable to the Administrator or any of its subsidiaries or the Company or any of its subsidiaries or shareholders for any action taken or omitted to be taken by the Sub-Administrator in connection with the performance of any of its duties or obligations under this Agreement, concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Administrator and its subsidiaries and/or the Company, as applicable, shall indemnify, defend and protect the Sub-Administrator (and its respective officers, managers, partners, shareholders, agents, employees, controlling persons and any other person or entity affiliated with the Sub-Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Sub-Administrator’s duties or obligations under this Agreement. Notwithstanding the preceding sentence of this paragraph to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Administrator or any of its subsidiaries or the Company or any of its subsidiaries, as applicable, to which the Indemnified Parties would otherwise be subject by reason of negligence or misconduct in the performance of the Sub-Administrator’s duties or by reason of reckless disregard in the performance of the Sub-Administrator’s duties and obligations under this Agreement.

(b)           The Sub-Administrator shall indemnify the Administrator and the Company (and their respective officers, managers, partners, members, agents employees, controlling persons and any other person or entity affiliated with the Administrator or the Company, as applicable) for any losses that the Administrator and the Company (and their respective officers, managers, partners, members, agents employees, controlling persons and any other person or entity affiliated with the Administrator or the Company, as applicable) may sustain primarily as a result of the Sub-Administrator’s willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties under this Agreement or violation of applicable law, including without limitation, the federal and state securities laws.

(c)          Advancement of Funds. The Company and/or the Administrator, as applicable, shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i)        The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Administrator; and

(ii)       The Indemnified Party undertakes to repay the advanced funds to the Company or the Administrator, as applicable, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification; and

The legal action was initiated by a third party who is not the holder of an ownership interest in the Company, or if the legal action was not initiated by such a holder, a court of competent jurisdiction approves such advancement.

10.          Activities of the Sub-Administrator.

(a)          The services provided by the Sub-Administrator to the Administrator and the Company are not exclusive, and, subject to any other agreements with the Administrator, including the Exclusivity Agreement by and between the respective parent companies of the Administrator and Sub-Administrator, dated as of February 7, 2018 (the “Exclusivity Agreement”), the Sub-Administrator may engage in any other business or render similar or different services to others, including without limitation, business that may directly or indirectly compete with the Administrator or the Company, so long as its services to the Administrator and the Company hereunder are not impaired thereby and nothing in this Agreement shall limit or restrict the right of any officer, managing member, member (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Sub-Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law).

(b)          The Sub-Administrator (including its managers, partners, shareholders,(including the owners of shareholders), officers or employees of the Sub-Administrator) assumes no responsibility under this Agreement other than to render the services set forth herein. It is understood that directors, officers, employees and members of the Company are or may become interested in the Sub-Administrator and its affiliates, as directors, officers, employees, partners, members, managers or otherwise, and that the Sub-Administrator and its directors, officers, employees, partners, stockholders, members and managers, and the Sub-Administrator’s affiliates are or may become similarly interested in the Company and/or its subsidiaries as members or otherwise.

11.         Duration and Termination of Agreement

(a)          Term and Effectiveness. This Agreement shall become effective upon the effectiveness of the Administrative Services Agreement. Therefore, the parties agree that this Agreement shall automatically be extended concurrently with the Administrative Services Agreement.

(b)          Termination. This Agreement shall automatically terminate upon a termination of the Sub-Management Agreement pursuant to the terms thereof.

(c)          Payments to and Duties of Sub-Administrator upon Termination or Non-Renewal.

(i)           After the termination or non-renewal of this Agreement, the Sub-Administrator shall not be entitled to reimbursement for further services hereunder except it shall be entitled to receive from the Company within ninety (90) days of such termination or non-renewal all unpaid third-party reimbursements payable to the Sub-Administrator prior to the termination or non-renewal of this Agreement consistent with the terms of the Exclusivity Agreement.

(ii)          The Sub-Administrator shall promptly upon termination:

(A)       Deliver to the Company and the Administrator a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Administrator;

(B)       Deliver to the Company all assets and documents of the Company then in custody of the Sub-Administrator; and

(C)       Cooperate with the Company’s and/or the Administrator’s reasonable request to provide an orderly transition.

12.          Notices.

(a)          All notices, requests, claims, demands and other communications hereunder which relate to this Agreement shall be in writing and shall deemed to be delivered, (i) upon delivery in person, (ii) one day after deposit with Federal Express or similar overnight courier service, (iii) three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), or (iv) one day after sending an e-mail provided such e-mail is followed by deposit with Federal Express or similar overnight courier no later than the following day.

(b)         Unless otherwise notified in writing, all notices, request, claims, demands and other communications shall be given to the respective parties at the following addresses or at such other address for a party as shall be specified in a notice given in accordance with this Section 12:

To the Administrator:	CNL Strategic Capital Management, LLC
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 Attn: Chief Financial Officer and General Counsel E-mail: tammy.tipton@cnl.com; holly.greer@cnl.com

To the Sub-Administrator:	Levine Leichtman Strategic Capital, LLC
335 North Maple Drive, Suite 130 Beverly Hills, CA 90210 Attn: General Counsel E-mail: dwolmer@llcp.com

13.         Amendment. This Agreement shall not be amended, modified or waived, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assignees. The Administrator and the Company hereby acknowledge and agree that the Administrative Services Agreement may not be amended, modified or waived, in whole or in part, without the prior written consent of the Sub-Administrator, which consent shall not be unreasonably withheld.

14.         Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable by law or public policy in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

15.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

16.         Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof, provided that the Exclusivity Agreement shall remain in full force and effect. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of the laws of another jurisdiction, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in the federal or state courts for New York County, New York. Each party hereby irrevocably waives its rights to trial by jury in any action or proceeding arising out of this Agreement or the transactions relating to its subject matter.

17.         Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

18.         Survival. The provisions of Sections 8, 9, 10, 11, 16, 17, 23 and this Section 18 shall survive the termination of this Agreement.

19.         Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

20.         Titles not to Affect Interpretation. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

21.         Representations, Warranties and Covenants of the Sub-Administrator. The Sub-Administrator represents, warrants and covenants to the Administrator and the Company as follows:

(a)           The Sub-Administrator is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

(b)           The execution, delivery and performance by the Sub-Administrator of this Agreement is within the Sub-Administrator’s powers and has been duly authorized by all necessary actions and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Administrator for the execution, delivery or performance of this Agreement by the Sub-Administrator. The execution, delivery and performance of this Agreement by the Sub-Administrator does not violate, contravene or constitute a default under (i) any provision of any applicable law, rule or regulation, (ii) the Sub-Administrator’s organizational documents, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Administrator or any of the Sub-Administrator’s property.

(c)           The Sub-Administrator has met, in all material respects, and will continue to meet, in all material respects, for the duration of this Agreement, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Sub-Administrator in order for the Sub-Administrator to perform the services contemplated by this Agreement.

(d)           The Sub-Administrator will carry out its responsibilities under this Agreement in compliance in all material respects with (i) any applicable federal or state laws, rules or regulations, including securities laws, rules and regulations, (ii) the Company’s guidelines, policies and limitations as may be set by the Board from time to time and (iii) such other policies or directives as the Board may from time to time establish or issue and that the Administrator communicates to the Sub-Administrator in writing, provided that the Administrator will promptly notify the Sub-Administrator in writing of changes to the matters identified in (ii) or (iii) above, to the extent the Administrator is informed of such changes pursuant to the Administrative Services Agreement.

22.         Representations, Warranties and Covenants of the Administrator. The Administrator represents, warrants and covenants to the Sub-Administrator and the Company as follows:

(a)           The Administrator is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as the business is now being conducted.

(b)           The execution, delivery and performance by the Administrator of this Agreement and the Administrative Services Agreement is within the Administrator’s powers and has been duly authorized by all necessary actions on the part of the Administrator and its members and managers and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Administrator for the execution, delivery or performance of this Agreement and the Administrative Services Agreement by the Administrator. The execution, delivery and performance of this Agreement and the Administrative Services Agreement by the Administrator does not violate, contravene or constitute a default under (i) any provision of any applicable law, rule or regulation, (ii) the Administrator’s organizational documents, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Administrator or any of the Sub-Administrator’s property.

(c)           The Administrator has met, in all material respects, and will continue to meet, in all material respects, for the duration of this Agreement, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by the Administrator in order for the Administrator to perform the services contemplated by this Agreement.

(d)           The Administrator will carry out its responsibilities under this Agreement and the Administrative Services Agreement in compliance in all material respects with (i) any applicable federal or state laws, rules or regulations, including securities laws, rules and regulations, (ii) the Company’s guidelines, policies and limitations as may be set by the Board from time to time and (iii) such other policies or directives as the Board may from time to time establish or issue.

23.           Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. As used herein: (a) words in the singular shall be held to include the plural and vice versa; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the terms “include,” “includes” and “including” and words of like import will be deems to be followed by the words “without limitation;” (d) unless the context otherwise requires, the word “or” is not exclusive; and (e) unless the context otherwise requires, any reference to a “party” means the Administrator, on the one hand, and the Sub-Administrator, on the other hand.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

CNL STRATEGIC CAPITAL MANAGEMENT, LLC

By:	/s/ Tammy J. Tipton
Name: Tammy J. Tipton
Title: Chief Financial Officer

LEVINE LEICHTMAN STRATEGIC CAPITAL, LLC

By:	/s/ David Wolmer
Name: David Wolmer
Title: Vice President

Agreed and acknowledged for the purpose of its rights and obligations under Sections 3, 4, 5, 6, 9, 11, 13 and 18 only:

CNL Strategic Capital, LLC

By:	/s/ Chirag J. Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer

[Signature Page to the Sub-Administration Agreement]